Exhibit 99.1

FOR IMMEDIATE RELEASE

January 15, 2020

Investor Relations: Kate Walsh, Vice President of Investor Relations & Tax, 214-721-9696, kate.walsh@enlink.com

Media Relations: Jill McMillan, Vice President of Strategic Relations & Public Affairs, 214-721-9271, jill.mcmillan@enlink.com

EnLink Midstream Announces 2020 Financial Guidance, Provides Update Regarding Financial Strategy, and Declares Fourth Quarter 2019 Distribution

DALLAS, January 15, 2020 - EnLink Midstream, LLC (NYSE: ENLC) (EnLink) today announced 2020 financial guidance, provided an update regarding its financial strategy, and declared its quarterly common unit distribution for the fourth quarter of 2019.

Highlights:

•	Forecasting 2020 net income of $160 million to $230 million.
•	Forecasting adjusted EBITDA growth in 2020 compared to expected full-year 2019 adjusted EBITDA, which is projected to be in line with previously announced adjusted EBITDA guidance.
•	Resetting quarterly common unit distribution to $0.1875 per unit for the fourth quarter of 2019, facilitating excess free cash flow generation and enhanced financial flexibility.
•	Expecting to fully self fund current program of 2020 capital expenditures, supporting modest 2020 adjusted EBITDA growth.
•	Planning to allocate excess free cash flow to - in order of management priority - high-return projects in core areas, effectively managing leverage, and returning capital to common unitholders.
•	Projecting adjusted EBITDA to continue growing in 2021, as compared to 2020, contributing to increased excess free cash flow generation.

“Building on our strong fourth quarter of 2019 adjusted EBITDA results, today we are taking action to further strengthen EnLink's financial position over the near and long-term,” said Barry E. Davis, EnLink Chairman and Chief Executive Officer. “Our financial strategy affords us the ability to use cash flows from the business to self fund our current program of capital expenditures and distributions and to effectively manage leverage while enhancing our financial flexibility going forward.

“Our business generates significant, stable cash flows, with manageable capital needed to sustain and grow cash flows. Our diversified, integrated midstream business comprises two growth platforms, the Permian and Louisiana, and two strong, free-cash-flow-generating systems, Oklahoma and North Texas. We are confident our growth and cost-savings initiatives, supported by our financial strategy, will enhance our ability to deliver superior returns for investors.”

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Adjusted EBITDA, distributable cash flow, segment free cash flow, and excess free cash flow used in this press release are non-GAAP measures and are explained in greater detail under “Non-GAAP Financial Information and Other Definitions” below.

2020 Financial Guidance and Financial Strategy

$MM, unless noted	2020 Guidance
Net income (1)	$160	—	$230
Adjusted EBITDA, net to EnLink	$1,070	—	$1,130
Maintenance Capital, net to EnLink	$40	—	$50
Distributable Cash Flow	$715	—	$755
Distribution Coverage	1.95x - 2.05x
Growth Capital Expenditures, net to EnLink	$275 - $375
Annualized 4Q19 Declared Distribution per Common Unit	$0.75/ unit
Excess Free Cash Flow (after total capex & distributions)	$10 - $70
Debt to Adjusted EBITDA, net to EnLink	4.0x - 4.3x

(1)	Net income is before non-controlling interest.

•	Net income:

◦	Projected to be in the range of $160 million to $230 million in 2020.
◦	Full-year 2019 projected net loss to be below previously issued guidance as a result of expected fourth quarter impairments of goodwill in North Texas and Oklahoma segments.

•	Adjusted EBITDA, net to EnLink:

◦	Projected to be in the range of $1.07 billion to $1.13 billion in 2020.
◦	Expected seasonally strong fourth quarter of 2019 adjusted EBITDA provides momentum into 2020, with full-year 2019 projected to be in line with previously announced guidance.
◦	Adjusted EBITDA expectations for 2020 include approximately $75 million of expected benefits from the previously announced plan to enhance profitability of the existing business and drive organizational efficiency. These enhancements include new commercial agreements signed across all segments, optimization of operating expenses and reductions in general and administrative expenses.

•	Excess free cash flow:

◦	Projected to be in the range of $10 million to $70 million in 2020.
◦	Excess free cash flow is defined as distributable cash flow less distributions declared on common units and growth capital expenditures.
◦	Excess free cash flow for full-year 2020 is expected to primarily be generated during the second half of 2020, with growth in excess free cash flow continuing throughout 2021.

•	2020 growth capital expenditures, net to EnLink:

◦	Remains unchanged from the previously announced guidance of $275 million to $375 million.
◦	Midpoint of 2020 growth capital expenditures represents an approximate 50% decrease from expected full-year 2019 growth capital expenditures.
◦	EnLink expects to fully self-fund its current program of capital expenditures (including growth and maintenance capital) from internally generated cash flows, and does not expect to require external financing during 2020.

•	Fourth quarter of 2019 distribution:

◦	EnLink’s Board of Directors declared a fourth quarter of 2019 distribution for EnLink’s common units of $0.1875 per common unit.
◦	The distribution reset is expected to provide financial flexibility and contributes to excess free cash flow generation during the second half of 2020 and beyond.

•	Debt-to-adjusted EBITDA:

◦	Debt-to-adjusted EBITDA is forecasted to be in the range of 4.0x and 4.3x, as calculated under the terms of EnLink's credit facility.

◦	The company’s long-term leverage target of below 4.0x remains unchanged.

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2020 Segment Outlook

$MM	2020 Segment Profit
Permian	$200	—	$220
Louisiana	$300	—	$320
Oklahoma	$435	—	$455
North Texas	$240	—	$260

Permian

•	Segment profit is expected to range from $200 million to $220 million, with growth over full-year 2019 expected to be driven primarily by strong producer activity in both the Delaware Basin and Midland Basin.
•	The Tiger natural gas processing plant expansion in the Delaware Basin is progressing well, and continues to be on track to become operational in the second half of 2020.
•	A series of highly-efficient de-bottlenecking and capacity enhancement projects are planned for EnLink’s Midland Basin natural gas processing plants.
•	With the addition of the Tiger plant and capacity enhancements in the Midland Basin, total natural gas processing capacity in the Permian Basin is expected to exceed 1.1 billion cubic feet per day by the end of 2020.
•	The Permian is expected to generate approximately 20% of EnLink’s aggregate segment profit during 2020, with approximately 70% of EnLink’s total capital expenditures being allocated to Permian growth projects. The Permian segment continues to experience significant growth, and capital spending is expected to exceed segment profit during 2020, as EnLink continues to invest in attractive growth opportunities.

Louisiana

•	Segment profit is expected to range from $300 million to $320 million, with growth driven primarily by the natural gas liquids (NGL) business.
•	EnLink’s NGL system is expected to benefit from full-year contributions related to the recent Cajun-Sibon expansion, which became operational during the second quarter of 2019, as well as further system upgrades and throughput enhancements completed as part of EnLink’s priority to enhance the profitability of its current business. EnLink expects seasonality trends in 2020 similar to those in 2019, given the nature of its NGL operations. Results in the second quarter of 2020 are expected to reflect the seasonal low, while results in the fourth quarter of 2020 are expected to reflect the seasonal high.
•	Devon Energy Corp. recently announced the sale of its North Texas position to BKV Oil and Gas Capital Partners (BKV) in December of 2019. As part of the transaction, EnLink expects to enter into amendments of existing commercial arrangements that will enhance EnLink’s NGL value chain in exchange for a modest reduction in processing fees related to BKV volumes.
•	Segment profit contributions from EnLink’s natural gas transport activities in Louisiana and from its Ohio River Valley operations are forecasted to decrease slightly as compared to expected full-year 2019 results.
•	Louisiana is expected to represent approximately 25% of EnLink’s aggregate segment profit in 2020, with approximately 15% of total capital expenditures expected to be allocated to Louisiana operations. Louisiana is expected to generate significant segment free cash flow during 2020. Segment free cash flow is defined as segment profit less gross segment capital expenditures (inclusive of maintenance capital).

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Oklahoma

•	Segment profit is expected to range from $435 million to $455 million, with results forecasted to be nearly unchanged as compared to expected full-year 2019 results. Devon's minimum volume commitment related to EnLink's dedicated acreage in Oklahoma's STACK play will provides cash flow support through the end of 2020.
•	Devon recently announced a joint venture with Dow Inc. to continue development in the STACK, with drilling activity on the first 18 wells expected to commence during mid-2020. Volumes from the joint venture are not forecasted to begin benefiting EnLink’s system until 2021.
•	Oklahoma is expected to represent approximately 35% of EnLink’s aggregate segment profit in 2020, with approximately 10% of total capital expenditures expected to be allocated to Oklahoma. Oklahoma is expected to generate significant segment free cash flow in 2020.

North Texas

•	Segment profit is expected to range from $240 million to $260 million. The reduction in forecasted segment profit as compared to expected full-year 2019 results is due to volumetric decline in this mature basin, along with changes in business mix and the reduction in processing fees charged to BKV as it transitions into Devon’s ownership position. The reduction in processing fees is expected to be more than offset by value chain enhancements to EnLink’s Louisiana NGL business.
•	North Texas is expected to represent 20% of EnLink’s aggregate segment profit in 2020, with less than 5% of total capital expenditures expected to be allocated to related operations. North Texas is expected to generate significant segment free cash flow during 2020.

Quarterly Distribution Declared for Fourth Quarter of 2019

The EnLink Board of Directors declared a cash distribution of $0.1875 per common unit for the fourth quarter of 2019. The cash distribution for the fourth quarter of 2019 will be paid on February 13, 2020, to unitholders of record on January 31, 2020.

2020 Financial Guidance and Financial Strategy Call Details

EnLink will host a webcast and conference call on Thursday, January 16, at 8 a.m. Central time to discuss its 2020 financial guidance and financial strategy. The dial-in number for the call is 1-855-656-0924. Callers outside the United States should dial 1-412-542-4172. Participants can also preregister for the conference call by navigating to http://dpregister.com/10137557. Here, they will receive their dial-in information upon completion of preregistration. Interested parties can access an archived replay of the call on the Investors page of EnLink’s website at www.EnLink.com.

An accompanying presentation will be posted on the Investors page at www.EnLink.com after market close Wednesday, January 15.

About EnLink Midstream

EnLink Midstream reliably operates a differentiated midstream platform that is built for long-term, sustainable value creation. EnLink’s best-in-class services span the midstream value chain, providing natural gas, crude oil, condensate, and NGL capabilities. Our purposely built, integrated asset platforms are in premier production basins and core demand centers, including the Permian Basin, Oklahoma, North Texas, and the Gulf Coast. EnLink’s strong financial foundation and commitment to execution excellence drive competitive returns and value for our employees, customers, and investors. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC). Visit www.EnLink.com to learn how EnLink connects energy to life.

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Non-GAAP Financial Information and Other Definitions

This press release contains non-generally accepted accounting principles financial measures that we refer to as adjusted EBITDA, distributable cash flow available to common unitholders (distributable cash flow), excess free cash flow, and segment free cash flow all as defined below:

We define adjusted EBITDA as net income (loss) plus interest expense, provision (benefit) for income taxes, depreciation and amortization expense, impairments, unit-based compensation, (gain) loss on non-cash derivatives, (gain) loss on disposition of assets, (gain) loss on extinguishment of debt, successful transaction costs, accretion expense associated with asset retirement obligations, non-cash rent, distributions from unconsolidated affiliate investments, and loss on secured term loan receivable, less payments under onerous performance obligations, non-controlling interest, (income) loss from unconsolidated affiliate investments, and non-cash revenue from contract restructuring.

We define distributable cash flow as adjusted EBITDA (defined above, net to ENLC), less interest expense, litigation settlement adjustment, loss (gain) on settlement of interest rate swaps, current income taxes and other non-distributable cash flows, accrued cash distributions on EnLink Midstream Partners, LP’s (“ENLK”) Series B Cumulative Convertible Preferred Units (the “ENLK Series B Preferred Units”) and ENLK’s Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (“ENLK Series C Preferred Units”) paid or expected to be paid, and maintenance capital expenditures, excluding maintenance capital expenditures that were contributed by other entities and relate to the non-controlling interest share of our consolidated entities.

Excess free cash flow is defined as distributable cash flow (as defined above) less distributions declared on common units and growth capital expenditures. Segment free cash flow is defined as segment profit less gross segment capital expenditures (inclusive of maintenance capital).

EnLink believes these measures are useful to investors because they may provide users of this financial information with meaningful comparisons between current results and previously-reported results and a meaningful measure of the company’s cash flow after it has satisfied the capital and related requirements of its operations. In addition, adjusted EBITDA achievement is a primary metric used in our short-term incentive program for compensating employees.

Adjusted EBITDA, distributable cash flow, excess free cash flow, and segment free cash flow as defined above, are not measures of financial performance or liquidity under GAAP. They should not be considered in isolation or as an indicator of EnLink’s performance. Furthermore, they should not be seen as a substitute for metrics prepared in accordance with GAAP. A reconciliation of these measures to their most directly comparable GAAP measures is included in the following table. See ENLC’s filings with the Securities and Exchange Commission for more information.

Other definitions and explanations of terms used in this press release:

Distribution coverage is calculated by dividing distributable cash flow by distributions declared to common unitholders.

Growth capital expenditures generally include capital expenditures made for acquisitions or capital improvements that we expect will increase our asset base, operating income or operating capacity over the long-term. Maintenance capital expenditures generally include capital expenditures made to replace partially or fully depreciated assets in order to maintain the existing operating capacity of the assets and to extend their useful lives.

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Segment profit (loss) is defined as operating income (loss) plus general and administrative expenses, depreciation and amortization, (gain) loss on disposition of assets, impairments, and loss on secured term loan receivable. Segment profit (loss) includes non-cash compensation expenses reflected in operating expenses.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Although these statements reflect the current views, assumptions and expectations of our management, the matters addressed herein involve certain assumptions, risks and uncertainties that could cause actual activities, performance, outcomes and results to differ materially from those indicated herein. Therefore, you should not rely on any of these forward-looking statements. All statements, other than statements of historical fact, included in this press release constitute forward-looking statements, including but not limited to statements identified by the words “forecast,” “may,” “believe,” “will,” “should,” “plan,” “predict,” “anticipate,” “intend,” “estimate,” and “expect” and similar expressions. Such forward-looking statements include, but are not limited to, statements about guidance, projected or forecasted financial and operating results, expected financial and operational results associated with certain projects or growth capital expenditures, results in certain basins, future cost savings, profitability, financial metrics, operating efficiencies and other benefits of cost savings or operational initiatives, our future capital structure and credit ratings, objectives, strategies, expectations, and intentions, and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect our financial condition, results of operations, or cash flows include, without limitation (a) potential conflicts of interest of Global Infrastructure Partners (“GIP”) with us and the potential for GIP to favor GIP’s own interests to the detriment of the unitholders, (b) GIP’s ability to compete with us and the fact that it is not required to offer us the opportunity to acquire additional assets or businesses, (c) a default under GIP’s credit facility could result in a change in control of us, could adversely affect the price of our common units, and could result in a default under our credit facility, (d) the dependence on Devon for a substantial portion of the natural gas and crude that we gather, process, and transport, (e) developments that materially and adversely affect Devon or other customers, (f) adverse developments in the midstream business that may reduce our ability to make distributions, (g) competition for crude oil, condensate, natural gas, and NGL supplies and any decrease in the availability of such commodities, (h) decreases in the volumes that we gather, process, fractionate, or transport, (i) construction risks in our major development projects, (j) our ability to receive or renew required permits and other approvals, (k) changes in the availability and cost of capital, including as a result of a change in our credit rating, (l) operating hazards, natural disasters, weather-related issues or delays, casualty losses, and other matters beyond our control, (m) impairments to goodwill, long-lived assets and equity method investments, and (n) the effects of existing and future laws and governmental regulations, including environmental and climate change requirements and other uncertainties. These and other applicable uncertainties, factors, and risks are described more fully in EnLink Midstream, LLC’s and EnLink Midstream Partners, LP’s filings with the Securities and Exchange Commission, including EnLink Midstream, LLC’s and EnLink Midstream Partners, LP’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Neither EnLink Midstream, LLC nor EnLink Midstream Partners, LP assumes any obligation to update any forward-looking statements.

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The EnLink management team based the forecasted financial information included herein on certain information and assumptions, including, among others, the producer budgets / forecasts to which EnLink has access as of the date of this press release and the projects / opportunities expected to require growth capital expenditures as of the date of this press release. The assumptions, information, and estimates underlying the forecasted financial information included in the guidance information in this press release are inherently uncertain and, though considered reasonable by the EnLink management team as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the forecasted financial information. Accordingly, there can be no assurance that the forecasted results are indicative of EnLink's future performance or that actual results will not differ materially from those presented in the forecasted financial information. Inclusion of the forecasted financial information in this press release should not be regarded as a representation by any person that the results contained in the forecasted financial information will be achieved.

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EnLink Midstream, LLC

Forward-Looking Reconciliation of Net Income to Adjusted EBITDA and Excess Free Cash Flow (1)

(All amounts in millions)

(Unaudited)

	2020 Outlook (1)
	Low	Midpoint	High
Net income of EnLink (2)	$160	$195	$230
Interest expense, net of interest income	220	225	230
Depreciation and amortization	647	632	618
Income from unconsolidated affiliate investments	(3)	(4)	(5)
Distribution from unconsolidated affiliate investments	5	7	9
Unit-based compensation	33	37	40
Income taxes	52	53	55
Other (3)	(1)	(1)	(1)
Adjusted EBITDA before non-controlling interest	$1,113	$1,144	$1,176
Non-controlling interest share of adjusted EBITDA (4)	(43)	(44)	(46)
Adjusted EBITDA, net to EnLink	$1,070	$1,100	$1,130
Interest expense, net of interest income	(220)	(225)	(230)
Current taxes and other	(4)	(4)	(4)
Maintenance capital expenditures, net to EnLink (5)	(40)	(45)	(50)
Preferred unit accrued cash distributions (6)	(91)	(91)	(91)
Distributable cash flow	$715	$735	$755
Common distributions declared	(370)	(370)	(370)
Growth capital expenditures, net to EnLink (5)	(275)	(325)	(375)
Excess free cash flow	$70	$40	$10

(1)	Represents the forward-looking net income guidance of EnLink Midstream, LLC for the year ended December 31, 2020. The forward-looking net income guidance excludes the potential impact of gains or losses on derivative activity, gains or losses on disposition of assets, impairment expense, gains or losses as a result of legal settlements, gains or losses on extinguishment of debt, and the financial effects of future acquisitions. The exclusion of these items is due to the uncertainty regarding the occurrence, timing and/or amount of these events.
(2)	Net income includes estimated net income attributable to (i) NGP Natural Resources XI, L.P.'s ("NGP") 49.9% share of net income from the Delaware Basin JV, (ii) Marathon Petroleum Corp.'s ("Marathon") 50% share of net income from the Ascension JV., and (iii) other minor non-controlling interests.
(3)	Includes (i) estimated accretion expense associated with asset retirement obligations and (ii) estimated non-cash rent, which relates to lease incentives pro-rated over the lease term.
(4)	Non-controlling interest share of adjusted EBITDA includes estimates for (i) NGP’s 49.9% share of adjusted EBITDA from the Delaware Basin JV, (ii) Marathon's 50% share of adjusted EBITDA from the Ascension JV and (iii) other minor non-controlling interests.
(5)	Excludes capital expenditures that are contributed by other entities and relate to the non-controlling interest share of our consolidated entities.
(6)	Represents the cash distributions earned by the ENLK Series B Preferred Units and ENLK Series C Preferred Units. Cash distributions to be paid to holders of the Series B Preferred Units and Series C Preferred Units are not available to common unitholders.

EnLink Midstream does not provide a reconciliation of forward-looking Net Cash Provided by Operating Activities to Adjusted EBITDA and Excess Free Cash Flow because the companies are unable to predict with reasonable certainty changes in working capital, which may impact cash provided or used during the year. Working capital includes accounts receivable, accounts payable and other current assets and liabilities. These items are uncertain and depend on various factors outside the companies' control.

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